UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 24, 2005

Beverly Hills Weight Loss and Wellness, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-28733 (Commission File Number)	88-0430607 (I.R.S. Employer Identification No.)

120 International Parkway, Suite 120 Heathrow, FL 32746 (Address of principal executive offices) (zip code)

(407) 328-4426 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 24, 2005, Harold Kestenbaum delivered to our Board of Directors his resignation as a director, with an effective date of March 17, 2005.

On April 4, 2005, Tim Murray resigned as our President and as a Director, citing personal reasons.

At this time, no replacement officers or directors have been identified.

Item 8.01     Other Events.

As a result of a number of factors, including our declining business, recent resignations of key members of management, defaults on obligations owed to significant creditors of the company, and increased costs associated with our ongoing reporting obligations, we have elected to terminate our registration under Section 12(g) of the Securities Act of 1934 by filing a Form 15. Following effectiveness of the filing, our common stock will continue to be traded on the Pink Sheets.

EXHIBITS

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Beverly Hills Weight Loss and Wellness, Inc.,
a Nevada corporation

Dated: April 7, 2005	/s/ Byron Rambo
By: Byron Rambo
Its: Secretary and Chief Financial Officer